EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies that the annual report on Form 10-KSB of Ascend Acquisition Corp. (“the Registrant”) for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: March 16, 2007

/s/ Don K. Rice
Don K. Rice
Chairman of the Board, Chief Executive
Officer, President and Treasurer (Principal executive and financial officer)